Exhibit 10.6
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EXECUTIVE
SERVICES AGREEMENT
     This First Amendment (the “Amendment”) to that certain Second Amended and Restated Executive Services Agreement dated as of November 30, 2009 (the “Employment Agreement”) by and between Mark Gill (“Employee”) and The Film Department Holdings LLC, a Delaware limited liability company (the “Company”), is made as of as of March 30, 2010 (the “Effective Date”), and is entered into by and between Company and Employee.
     WHEREAS, Company and Employee have previously entered into the Employment Agreement.
     WHEREAS, Company and Employee have agreed to amend specific terms of the Employment Agreement in accordance with the terms set forth below. All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.
     NOW, THEREFORE, in consideration of the agreements made herein, the parties hereto agree as follows:
     1. The Employment Agreement is hereby amended by deleting both references to “April 1, 2010” in Sections 1 and 4, and substituting “April 30, 2010” in lieu thereof in both instances.
     2. This Employment Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and guidance promulgated thereunder (collectively, “Code Section 409A”) and will be interpreted in a manner intended to comply with Code Section 409A.
     IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment as of the date first above written.
THE FILM DEPARTMENT HOLDINGS LLC

/s/ Neil Sacker		/s/ Mark Gill

By:	Neil Sacker	Mark Gill

Its:	President & COO

1st Amendment to 2nd Amended and Restated Exec. Srvcs Agrmt.	1